UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

137 South Robertson Boulevard, Suite 129

Beverly Hills, CA 90211

(Address of principal executive offices) (zip code)

(818) 299-0653

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On November 24, 2015, we entered into an agreement with David Petlak, one of our existing non-affiliate shareholders, and issued a 10% interest bearing convertible debenture for $50,000 due on November 19, 2017. The loan is convertible at 70% of the average of the closing prices for the common stock during the five trading day prior to the conversion date, but may not be converted if such conversion would cause the holder to own more than 9.9% of our outstanding common stock after giving effect to the conversion (which limitation may be removed by the holder upon 61 days advanced notice to the company). In connection with the issuance of the promissory note, we issued Mr. Petlak a warrant to purchase 80,000 shares of our common stock at an exercise price of $0.80 per share. The warrant has an exercise period of two years from the date of issuance. The issuance of the promissory note and warrant was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was sophisticated, familiar with our operations, and there was no solicitation.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Securities Purchase Agreement entered into with David Petlak

10.2	Convertible Promissory Note issued to David Petlak

10.3	Common Stock Purchase Warrant issued to David Petlak

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2015	Blow & Drive Interlock Corporation
a Delaware corporation

By:	/s/ Laurence Wainer
Laurence Wainer
Its:	Chief Executive Officer and Chief Financial Officer

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